EXHIBIT 5.1


August 10, 2001

                       GreenVolt Power Corp.
                     4055 Digby Drive, R.R.2
                Orillia, Ontario, Canada L3V 6H2


                  Re: Issuance of GreenVolt Power Corp. Shares Pursuant to Consulting Contracts

To Whom It May Concern:

         We have acted as counsel for GreenVolt Power Corp., a Nevada corporation (the "Company") in conjunction with the preparation of a Form S-8 registration statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 700,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), to be issued pursuant to the terms of certain consulting agreements (hereinafter collectively referred to as the "Plan"). Included are 200,000 shares of Common Stock to be issued to Donald G. Davis, an officer and the principal attorney of this law firm, in payment for legal services rendered.

         We have examined: (i) the Plan; (ii) the Form S-8 registration statement; (iii) resolutions of the Company's Board of Directors relating to the Plan; and (iv) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

        The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof.

         We consent to the filing of this opinion as an exhibit to the Form S-8 registration statement, and to the use of our name wherever it appears in said registration statement. In giving our consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC issued thereunder, with respect to the registration statement, or with respect to this Opinion, as an Exhibit or otherwise, nor do we consider ourselves within the category of persons whose "consent" is required by Section 7 of said Act.


/s/ The Law Offices of Davis & Associates, Inc.
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    THE LAW OFFICES OF DAVIS & ASSOCIATES, INC.